                                                                  EXHIBIT 10(oo)


                              EMPLOYMENT AGREEMENT

         AGREEMENT by and between FleetBoston Financial Corporation, a Rhode Island corporation ("Fleet" or the "Company") and M. Anne Szostak (the "Executive") dated as of the 3rd day of March 2000 (the "Effective Date").

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. EMPLOYMENT PERIOD. Fleet hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of Fleet subject to the terms and conditions of this Agreement, for the period commencing on the date hereof and ending on December 31, 2003 (the "Employment Period").

         2. TERMS OF EMPLOYMENT. (a) POSITION AND DUTIES. (i) During the Employment Period, the Executive shall serve as Executive Vice President, Director of Human Resources, reporting directly to the Vice Chairman and Chief Administrative Officer, with appropriate authority, duties and responsibilities, or in such other capacity of equal or greater responsibility, or other reporting relationship, as the Executive and Fleet shall agree. The Executive shall be located in Boston, Massachusetts.

                           (ii) During the Employment Period, and excluding any
periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of her attention and time during normal business hours to the business and affairs of Fleet and to the extent necessary to discharge the responsibilities assigned to the Executive hereunder. The foregoing shall not limit the Executive from being involved in personal investment, charitable and for-profit Board activities at a level commensurate with her current level, subject to Company policy on new Board activities.

                  (b) COMPENSATION. (i) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of no less than $400,000. The Executive's Annual Base Salary shall be reviewed at least annually. Any further increase in the Executive's Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to the Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with Fleet.

                           (ii) ANNUAL BONUS. The Executive shall be entitled to
receive an annual bonus with respect to calendar year 2000 of not less than $1,000,000, subject to the Executive's rights of deferral, which will be paid in February 2001.

         In the event the Executive's employment is terminated by Fleet without Cause (as defined in Section 3 (b)), including by reason of the death or disability of the Executive, or by the Executive with Good Reason (as defined in Section 3 (c)), during any calendar year of the Employment Period, the Executive or her estate shall be entitled to receive a pro rated bonus for that calendar year.

         The amount of the pro rated bonus shall be the product of (i) a fraction, the numerator of which is the number of days elapsed in the applicable year, and the denominator of which is 365, multiplied by (ii) $1,000,000, or, if higher, the bonus earned for any calendar year during the Employment Period, whether or not such annual bonus has been paid.

                           (iii) OTHER EMPLOYEE BENEFIT PLANS. During the
Employment Period, (w) the Executive shall participate in all applicable savings and retirement plans, practices, policies and programs of the Company on a basis not less favorable than provided to similarly situated senior executives of the Company; (x) the Executive shall be eligible to participate in short-term incentive compensation plans and long-term incentive plans of the Company (the latter to consist of plans offering stock options, restricted stock and or other long-term incentive compensation); (y) the Executive and/or the Executive's eligible dependents, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company, including without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs, on the same basis and subject to the same terms, conditions, cost-sharing requirements and the like as similarly situated senior executives of the Company; and (z) the Executive shall be entitled to receive fringe benefits on a basis not less favorable than provided to similarly situated senior executive officers of the Company.

         Upon the Effective Date of this Agreement, the Executive will be granted 100,000 stock options (the "Options"). The Options will vest in equal one-third increments beginning on the first anniversary of the date of grant and will be subject to the terms and provisions of the underlying stock option agreement.

         If the Executive's employment is terminated by Fleet without Cause (as defined in Section 3 (b)), including by reason of the death or disability of the Executive, or by the Executive with Good Reason (as defined in Section 3 (c)), at any time during the Employment Period, Fleet shall cause the Options, to the extent then unvested, to become immediately and fully vested and, the Executive will be deemed to be "retirement eligible" for purposes of any post-termination exercise period.

                           (iv) RETIREMENT BENEFITS. If the Executive's
employment is terminated by Fleet without Cause (as defined in Section 3 (b)), including by reason of death or disability of the Executive, or by the Executive with Good Reason (as defined in Section 3 (c)), at any time during the Employment Period or the Date of Termination occurs by reason of the expiration of the Employment Period on December 31, 2003, the Executive shall be deemed to have met the "rule of 85" for purposes of the calculation of the Executive's retirement benefit. The retirement benefit shall be inclusive of the amounts payable to the Executive or her survivor under any qualified or nonqualified defined benefit pension plan or cash balance plan of Fleet, its predecessors or their respective affiliates (collectively, the "Company Retirement Plans") and any additional amounts payable under the Fleet Supplemental Executive Retirement Plan.

                           (v) INDEMNIFICATION/D & O INSURANCE. The Executive
shall be entitled to indemnification with respect to the performance of her duties hereunder, and directors' and officers' liability insurance, on the same terms and conditions as generally available to peer executives of Fleet. The Company's obligations under this Section 2 (b) (v) shall survive the termination of the Employment Period and this Agreement in accordance with the applicable indemnity policy and directors' and officers' liability insurance of Fleet maintained by the Company for other officers and directors.

         3. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Executive cannot, because of physical or mental disability, perform her material duties hereunder for 180 consecutive days, at the end of such period, Fleet may give to the Executive written notice in accordance with Section 3 (d) of this Agreement of its intention to terminate her employment. In such event, the Executive's employment with Fleet shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's material duties.

                  (b) CAUSE. Fleet may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                           (i) the willful and continued failure of the
Executive to perform substantially the Executive's duties with Fleet or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chairman of Fleet, which specifically identifies the manner in which the Board believes the Executive has not substantially performed the Executive's duties; or

                           (ii) the willful engaging by the Executive in illegal
conduct or gross misconduct with regard to Fleet that is materially and demonstrably injurious to the Company; or

                           (iii) conviction of a felony (other than a traffic
violation) or a guilty or nolo contrendere plea by the Executive with respect thereto.

         For purposes of this provision, no act or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief by the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chairman or a senior officer of Fleet, or based upon the advice of counsel for Fleet, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of Fleet.

                  (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                           (i) a material breach by Fleet of a material term of
this Agreement, after Fleet has been given a reasonable opportunity to cure such breach and has failed to do so; or

                           (ii) any requirement by Fleet that the Executive's
services be rendered primarily at a location or locations other than Boston, Massachusetts or Providence, Rhode Island, or any requirement by Fleet that the Executive relocate more than thirty-five miles from her current location; or

                           (iii) the assignment to the Executive of any duties
or responsibilities inconsistent in any respect with those customarily associated with the position (including status, office, title and reporting requirements) to be held by the Executive during the applicable period pursuant to this Agreement, the appointment of any other Executive to perform any of the duties or responsibilities customarily associated with the position to be held by the Executive during the applicable period pursuant to this Agreement, or any other action by Fleet that results in a diminution or other material adverse change in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by Fleet promptly after receipt of notice thereof from the Executive; or

                           (iv) any failure by Fleet to comply with any
provision of Section 2 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by Fleet promptly after receipt of notice thereof from the Executive; or

                           (v) any termination of employment by the Executive
during calendar year 2003 for any reason.

         For purposes of this Section 3(c) any good faith determination of Good Reason made by the Executive shall be conclusive.

                  (d) NOTICE OF TERMINATION. Any termination by Fleet for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which:

                           (i) indicates the specific termination provision in
this Agreement relied upon;

                           (ii) to the extent applicable, sets forth in
reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and

                           (iii) if the Date of Termination (as defined below)
is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice).

         The failure by the Executive or Fleet to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or Fleet, respectively, hereunder or preclude the Executive or Fleet, respectively, from asserting such fact or circumstance in enforcing the Executive's or Fleet's rights hereunder.

                  (e) DATE OF TERMINATION. "Date of Termination" means December 31, 2003, or if earlier:

                           (i) if the Executive's employment is terminated by
Fleet for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be;

                           (ii) if the Executive's employment is terminated by
Fleet other than for Cause, or by Executive for other than Good Reason, the date as specified in the Company's notice to the Executive, or the Executive's notice to the Company, regarding such termination, as the case may be; or

                           (iii) if the Executive's employment is terminated by
reason of death or disability, the date as defined in Section 3(a) of this Agreement.

         4. OBLIGATIONS OF FLEET UPON TERMINATION. (a) If, during the Employment Period, Fleet shall terminate the Executive's employment other than for Cause or the Executive shall terminate for Good Reason, including for Good Reason as defined in Section 3 (c) (v):

                           (i) the Executive shall remain on Fleet's payroll and
continue to be treated as an employee of Fleet until the end of the last day of the twenty-fourth month following her Date of Termination (the "Severance Period") for purposes of payment of Annual Base Salary and participation in the Company's welfare (other than long-term disability), retirement, deferred compensation and stock incentive plans and other equity plans, except as may be separately provided for in this Agreement, and thereafter as a "retiree" under them, provided further that the Executive shall remain eligible for additional awards under any of Fleet's stock incentive plans and further provided that the Executive shall be entitled receive a pro rated bonus for the year of termination of active employment in accordance with the provisions of Section 2
(b) (ii) of this Agreement. In addition, the Executive shall be entitled to benefits as outlined in Section 2 (b) (iii) and Section 2 (b) (iv). Further, the continuation of the Executive on Fleet's payroll shall not prevent her from commencing employment with another employer;

                           (ii) in addition to the payment of the Annual Base
Salary during the Severance Period under (i) above, for each twelve-month period during the Severance Period, Fleet shall pay to the Executive an amount (the "Bonus Amount") equal to the highest annual bonus paid to the Executive during the Employment Period (payable at the same time as the regular management bonus awards are paid, but in no event later than February 28 of each year), but in no event shall the total of the Annual Base Salary and the Bonus Amount equal less than $1.4 million for each twelve-month period during the Severance Period;

                           (iii) to the extent not theretofore paid or provided,
Fleet shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, or policy or practice or contract or agreement of Fleet and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits");

                           (iv) the Executive shall be deemed to have met the
"rule of 85"under the Company Retirement Plans as set forth in Section 2(b)(iv) and distributions under said Company Retirement Plans will be governed by the underlying plan documents except that to the extent permitted by the Company Retirement Plans, the Executive shall have the same election rights as to the form of benefits and commencement dates as if her Date of Termination was the end of the Severance Period; and

                           (v) for purposes of distribution options under the
Executive Deferred Compensation Plan No. 2, the Executive will be treated as having attained age 55 and completed at least five years of continuous service.

                  (b) If, during the Employment Period, Fleet shall terminate the Executive's employment other than for Cause or the Executive shall terminate for Good Reason, including Good Reason as defined in Section 3(c)(v), and the Executive shall subsequently die during the Severance Period,

                           (i) Fleet shall continue to pay to the Executive's
estate the Annual Base Salary and Bonus Amount determined under Sections 4(a)(i) and 4(a)(ii) above during the remainder of the Severance Period;


                           (ii) the Executive's spouse and eligible dependents
shall remain eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company from time to time, including without limitation medical, prescription and dental programs, during the remainder of the Severance Period; and


                           (iii) subject to the third paragraph of Section
2(b)(iii) regarding the Options, equity grants awarded prior to the Executive's death will be governed by the terms and conditions of the underlying restricted stock agreement or stock option agreement, as the case may be.

                  (c) CAUSE; OTHER THAN FOR GOOD REASON; DEATH OR DISABILITY. If the Executive's employment shall be terminated for Cause, or the Executive terminates her employment without Good Reason, or the Executive shall die or is terminated because of disability during the Employment Period, the Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (w) her Annual Base Salary through the Date of Termination, (x) Other Benefits, which in the case of the Executive's death or disability, shall include death or disability benefits under Fleet's death or disability plan in which the Executive participates, in each case to the extent theretofore unpaid, (y) in the case of death or disability, her pro rated bonus amount, determined in accordance with Section 2 (b) (ii), and (z) as provided in
Section 2 (b) (iii) and Section 2 (b) (iv) above. In addition, in the case of the Executive's death or disability, Fleet shall pay to the Executive or the Executive's estate the amounts and benefits provided under Section 4 (b) with the exception that the amounts and benefits under Section 4 (b) (i) and Section 4 (b) (ii) will begin on the Date of Termination and will continue until the end of the last day of the twenty-fourth month following her Date of Termination.

         5. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by Fleet or any of its affiliated companies for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company of any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract of agreement with, the Company of any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

         6. NON-DUPLICATION OF BENEFITS. To the extent the Executive is or becomes entitled to receive compensation and benefits payable in accordance with the terms of an existing agreement (e.g., a change in control agreement or severance agreement) to which the Executive and Fleet are parties, any compensation and/or benefits that shall be or become payable according to the terms and conditions of this Agreement will not be paid to the extent any payment is deemed duplicative. In the event of a change in control of Fleet, and to the extent the Executive becomes entitled to receive compensation and benefits payable in accordance with the terms of the change in control agreement then in effect, the basis for the determination of such compensation and benefits shall be the base salary and the 2000 Annual Bonus (i.e., $1,000,000) or such higher base salary and/or Annual Bonus as may be paid to the Executive during the Employment Period

         7. FULL SETTLEMENT. Fleet's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that Fleet may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

         8. CONFIDENTIAL INFORMATION. (a) The Executive shall hold in a fiduciary capacity for the benefit of Fleet all secret or confidential information, knowledge or data relating to Fleet or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by Fleet or any of its affiliated companies and that is not public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with Fleet, the

Executive shall not, without the prior written consent of Fleet, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than Fleet and those designated by it.

                  (b) In the event of a breach or a threatened breach of Section 8(a), the Executive agrees that Fleet shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledges that damages would be inadequate and insufficient.

                  (c) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of Section 8.

         9. MUTUAL RELEASES. On the Date of Termination, the Executive and Fleet agree to execute the releases attached as Exhibit A hereto. The Executive agrees that her right to receive the benefits set forth in Section 4 are conditioned upon her executing and not revoking the release, provided Fleet delivers its reciprocal release.

         10. INDEMNIFICATION; ATTORNEYS' FEES. The Company shall pay or indemnify the Executive to the full extent permitted by law and the by-laws of Fleet for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge of her duties hereunder. The Company also agrees to pay, as incurred, to the fullest extent permitted by law, or indemnify the Executive if such payment is not legally permitted, for all legal fees and expenses that the Executive may in good faith incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code (the "Code").

         11. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of Fleet shall not be assignable by the Executive other than by will or the laws of descent and distribution, except that upon the Executive's death after the Employment Period any amounts due hereunder shall be paid to her estate or beneficiary, as the case may be. If the Executive shall die prior to the expiration of the Employment Period or, if applicable, the Severance Period, the Executive's estate shall be entitled to the remaining payments and benefits as described in Section 4(b) and Section 4(c), as the case may be. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon Fleet and its successors and assigns.

                  (c) Fleet will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Fleet to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that Fleet would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean Fleet as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         12. ADDITIONAL PAYMENT. It is the intention of the parties hereto that no part of any payment or distribution hereunder will be treated as an "excess parachute payment" for purposes of the excise tax (the "Excise Tax") imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). If, however, an Excise Tax is imposed upon any such payment or distribution or any other payment or deemed payment made to the Executive, then the Company shall make an additional payment to the Executive in accordance with the terms and conditions set forth in Section 9 of an Amended and Restated Agreement dated as of October 15, 1997 between the Company and the Executive.

         13. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the state of Rhode Island, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:
                  [                       ]


                  If to Fleet:
                  100 Federal Street
                  Boston, MA   02110
                  Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or Fleet's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or Fleet may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) From and after the date hereof, this Agreement shall supersede any other employment, severance or change in control agreement between the parties with respect to the subject matter hereof, provided that this Agreement shall not supersede the change in control or severance agreement between the parties if a change of control (as defined therein) occurs prior to the Date of Termination, except to the extent that such agreements and this Agreement would provide duplicative benefits.

                  (g) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, Fleet has caused these presents to be executed in its name on its behalf, all as of the day and year first written above.



                                           /s/ M. ANNE SZOSTAK
                                           ----------------------------------
                                           M. Anne Szostak


                                           FLEETBOSTON FINANCIAL CORPORATION

                                                    /s/ WILLIAM C. MUTTERPERL
                                                    -------------------------
                                           By:      William C. Mutterperl
                                           Title:   Executive Vice President
                                                    General Counsel & Secretary

                                    EXHIBIT A

                                 GENERAL RELEASE

                  THIS GENERAL RELEASE is entered into between FleetBoston Financial Corporation, a Rhode Island Corporation (the "Company") and M. Anne Szostak (the "Executive") as of the _____ day of __________, ____. The Company and the Executive agree as follows:

1. Employment Status. The Executive's employment with the Company has terminated effective as of __________ __, _____.

2. Payment and Benefits. Upon acceptance of the terms set forth herein, the Company as of the date of termination shall provide the Executive with the payments and benefits set forth in the Employment Agreement between the Company and the Executive, dated as of March 3, 2000 (the "Employment Agreement"), and the amounts otherwise due to the Executive upon such termination under the Company's plans and programs.

3. No Liability. This Release does not constitute an admission by the Company, or any of its subsidiaries, affiliates, divisions, trustees, officers, directors, partners, agents, or employees, of any unlawful acts or of any violation of federal, state or local laws.

4. Release. In consideration of the payments and benefits set forth in the Employment Agreement, the Executive for herself, or her heirs, administrators, representatives, executors, successors and assigns (collectively, the "Executive Releasors") does hereby irrevocably and unconditionally release, acquit and forever discharge the Company and its subsidiaries, affiliates, divisions, successors, assigns, trustees, officers, directors, partners, agents, and former and current employees, including without limitation, all persons acting by, through, under or in concert with any of them (collectively, the "Company Releasees"), and each of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs ) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law and in particular any claim for discrimination based upon race, color, ethnicity, sex, age (including the Age Discrimination Employment Act of 1967), national origin, religion, disability, or any other unlawful criterion or circumstance, which Executive Releasors had, now have, or may claim to have in the future against each or any of the Company Releasees from the beginning of the world until the date of the execution of this Release relating to the Executive's employment with the Company and its subsidiaries and affiliates; provided, however, that nothing herein shall release the Company from the obligation to make the payments described in the Employment Agreement prior to the satisfaction of such payments in full and to indemnify the Executive in accordance with Section 2(b)(v) of the Employment Agreement.

5. Bar. The Executive acknowledges and agrees that if she should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Company Releasees with respect to any cause, matter or thing which is the subject of Paragraph 4 of this Release, this Release may be raised as a complete bar to any such action, claim or proceeding, and the applicable Company Releasees may recover from the Executive all costs incurred in connection with such action, claim or proceeding, including attorneys' fees.

6. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Rhode Island.

7. Acknowledgement. The parties hereto have read this Release, understand it, and voluntarily accept its terms, and the Executive acknowledges that she has been advised by the Company to seek the advice of legal counsel before entering into this Release, and has been provided with a period of twenty-one (21) days in which to consider entering into this Release.

8. Revocation. The Executive has a period of seven (7) days following the execution of this Release during which the Executive may revoke this Release, and this Release shall not become effective or enforceable until such revocation period has expired.

9. Counterparts. This Release may be executed by the parties hereto in counterparts, which taken together shall be deemed one original.


         IN WITNESS WHEREOF, the parties have executed this Release on the date first set forth above.


                                         ------------------------------
                                         M. Anne Szostak


                                         FLEETBOSTON FINANCIAL CORPORATION

                                             -----------------------------
                                         By:
                                         Title:

                                 GENERAL RELEASE

         THIS GENERAL RELEASE is executed and delivered by FleetBoston Financial Corporation, a Rhode Island Corporation (the "Company") to M. Anne Szostak (the "Executive").

1. Release. The Company, on its own behalf and on behalf of its subsidiaries and affiliates, agree to and do hereby irrevocably and unconditionally release, acquit and forever discharge the Executive, her heirs, executors, and administrators (hereinafter collectively referred to as the "Executive Releasees"), with respect to and from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any kind whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law for, upon, or by reason or, any matter, course or thing whatsoever from the beginning of the world until the date of the execution of this Release relating to the Executive's employment with the Company and its subsidiaries and affiliates; provided, however, that nothing herein shall release the Executive from the obligations or restrictions arising under or referred to or described in Section 8 of the Employment Agreement between the Company and the Executive dated as of March 3, 2000 (the "Employment Agreement"), or impair the right or ability of the Company to enforce such provisions in accordance with the terms of the Employment Agreement. All claims released by the undersigned pursuant to this Release shall collectively be referred to herein as the "Released Company Claims." Notwithstanding the foregoing, in no event shall the Released Company Claims include any claims involving fraud, or willful misconduct with respect to the Company on the part of the Executive, which fraud or willful misconduct is not known to an Officer of the Company as of March 3, 2000.

2. Bar. The Company, on its own behalf and on behalf of its subsidiaries and affiliates, acknowledges and agrees that if it should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Executive Releasees with respect to any cause, matter or thing which is the subject of Paragraph 1 of this Release, this Release may be raised as a complete bar to any such action, claim or proceeding, and the applicable Executive Releasees may recover from the Company, its subsidiaries and affiliates all costs incurred in connection with such action, claim or proceeding, including attorneys' fees.

3. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Rhode Island.

4. Successors. This Release shall be binding upon the Company, its subsidiaries and affiliates and their successors and assigns.

5. Counterparts. This Release may be executed by the parties hereto in counterparts, which taken together shall be deemed one original.

         IN WITNESS WHEREOF, this Release has been executed on behalf of each of the Company and the Executive on this ___ day of __________, ____.



                                           ------------------------------
                                           M. Anne Szostak




                                           FLEETBOSTON FINANCIAL CORPORATION


                                               -----------------------------
                                           By:
                                           Title: